As filed with the Securities and Exchange Commission on June 26, 2009.
Registration No. 333–

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	84-1060803
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
370 17th Street, Suite 4300
Denver, Colorado 80202
(303) 293-9133
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
John R. Wallace, President and Chief Operating Officer
Delta Petroleum Corporation
370 17th Street, Suite 4300
Denver, Colorado 80202
(303) 293-9133
(Name, address, including zip code, and
telephone number, including area code, of agent for service)
With Copies To:

Ronald R. Levine, II	Stanley F. Freedman, Executive Vice President &
Davis Graham & Stubbs LLP	General Counsel
1550 Seventeenth Street, Suite 500	Delta Petroleum Corporation
Denver, Colorado 80202	370 17th Street, Suite 4300
(303) 892-9400	Denver, Colorado 80202
(303) 293-9133
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)	Per Unit(2)	Price(2)	Registration Fee
Common Stock, $.01 par value	1,000,000 (3)	$1.88	$1,880,000	$104.91

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)	In accordance with Rule 457(c), the aggregate offering price of our common stock is estimated solely for calculating the registration fees due for this filing. For the initial filing of this registration statement, this estimate was based on the average of the high and low sales price of our common stock reported by The NASDAQ Global Select Market® on June 23, 2009, which was $1.88 per share.

(3)	Represents shares of common stock that may be sold by the selling stockholder named herein.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated June 26, 2009
PROSPECTUS
Delta Petroleum Corporation
Common Stock
          The selling stockholder named herein may use this prospectus in connection with sales of up to 1,000,000 shares of our common stock.
          On May 26, 2009, we entered into a Severance Agreement with Roger A. Parker, our then Chief Executive Officer and Chairman of our Board of Directors (the “Severance Agreement”). Pursuant to the Severance Agreement, we issued 1,000,000 shares of our common stock (the “Shares”) on June 2, 2009 into a grantor trust established for the purpose of the payment of benefits to Parker under the Severance Agreement, and we agreed to register the Shares with the Securities and Exchange Commission for resale by Mr. Parker. The Shares will be distributed to Mr. Parker from the trust on November 27, 2009, or the first business day on or following the date that is six months after Mr. Parker’s separation from service as determined in accordance with applicable regulations established by the Internal Revenue Service, if later. Therefore, we have prepared and filed this prospectus for the purpose of any such resale by Mr. Parker, but we do not know when or whether, or at what price, any or all of the Shares may be sold after the Shares are distributed to Mr. Parker in accordance with the terms of the trust.
          The Shares will be subject to the claims of our creditors under federal and state law in the event of our insolvency during the term of the trust. After the Shares are distributed from the trust, the Selling Stockholder may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters. We will not receive any proceeds from the sale of shares by the Selling Stockholder after the Shares are distributed from the trust.
          Our common stock is traded on the NASDAQ Global Select Market® under the symbol “DPTR.” On June 25, 2009, the last reported sale price of our common stock on The NASDAQ Global Select Market® was $1.96 per share.
          The securities offered in this prospectus involve a high degree of risk. You should carefully consider the matters set forth in “Risk Factors” on page 5 of this prospectus or incorporated by reference herein in determining whether to purchase our securities.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                                          , 2009.

-i-

WHERE YOU CAN FIND MORE INFORMATION
          We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports and other information with the Commission. Such reports and other information filed by us can be inspected and copied at the public reference facilities of the Commission at 100 F Street N.E., Washington, D.C. 20549. Requests for copies should be directed to the Commission’s Public Reference Section, Judiciary Plaza, 100 F Street N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the public reference rooms. The Commission maintains a web site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants, including us, that file electronically.
          We have filed with the Commission a Registration Statement on Form S-3 (together with all exhibits, amendments and supplements, the “Registration Statement”) of which this prospectus constitutes a part, under the Securities Act of 1933, as amended (the “Securities Act”). For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus or any document incorporated herein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission and may be inspected without charge at the offices of the Commission, the addresses of which are set forth above, and copies may be obtained from the Commission at prescribed rates. The Registration Statement has been filed electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission’s Web site (www.sec.gov).
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The following documents filed with the Commission are incorporated by reference in this prospectus:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009;

•	Our Current Reports on Form 8-K filed on March 3, 2009, March 4, 2009, April 1, 2009, April 15, 2009, May 1, 2009, May 6, 2009, May 13, 2009, May 21, 2009, May 27, 2009, and June 1, 2009;

•	The description of our common stock contained in our Registration Statement on Form 10 filed with the Commission on September 9, 1987, as amended as described in our Current Report on Form 8-K filed with the Commission on February 3, 2006; and

•	All documents filed by us, subsequent to the filing of the registration statement in which this prospectus is included, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made by this prospectus.
          In the Current Report on Form 8-K filed May 6, 2009, the Company filed audited consolidated financial statements as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, which gave effect to the retrospective application of the adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51 (SFAS 160) and FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (FSP APB 14-1). Also included in the Current Report on

Form 8-K filed May 6, 2009 was revised Selected Financial Data and Management’s Discussion and Analysis of Financial Condition and Results of Operations to give effect to the retrospective application of these standards. The information in the Current Report on Form 8-K filed May 6, 2009 should be read in conjunction with the Company’s 2008 Annual Report on Form 10-K.
          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated herein by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit to any Current Report on Form 8-K that we may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this prospectus.
          We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to Stanley F. Freedman, Delta Petroleum Corporation, Suite 4300, 370 17th Street, Denver, Colorado 80202, or (303) 293-9133.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
          We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect us and to take advantage of the “safe harbor” protection for forward-looking statements afforded under federal securities laws. From time to time, our management or persons acting on our behalf make forward-looking statements to inform existing and potential security holders about us. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Except for statements of historical or present facts, all other statements contained in this prospectus are forward-looking statements. The forward-looking statements may appear in a number of places and include statements with respect to, among other things: business objectives and strategic plans; operating strategies; our expectation that we will have adequate cash from operations, credit facility borrowings and other capital sources to satisfy our obligations under the First Amendment to our Second Amended and Restated Credit Agreement, as amended, and to meet future debt service, capital expenditure and working capital requirements; acquisition and divestiture strategies; drilling wells; oil and gas reserve estimates (including estimates of future net revenues associated with such reserves and the present value of such future net revenues); estimates of future production of oil and natural gas; expected results or benefits associated with recent acquisitions; marketing of oil and natural gas; expected future revenues and earnings, and results of operations; future capital, development and exploration expenditures (including the amount and nature thereof); nonpayment of dividends; expectations regarding competition and our competitive advantages; impact of the adoption of new accounting standards and our financial and accounting systems and analysis programs; and effectiveness of our internal control over financial reporting.
          These statements by their nature are subject to certain risks, uncertainties and assumptions and will be influenced by various factors. Should any of the assumptions underlying a forward-looking statement prove incorrect, actual results could vary materially. In some cases, information regarding certain important factors that could cause actual results to differ materially from any forward-looking statement appears together with such statement. In addition, the risk factors we describe in the documents we incorporate by reference, as well as other possible factors not listed, could cause actual results to differ materially from those expressed in forward-looking statements, including, without limitation, the following:
•	deviations in and volatility of the market prices of both crude oil and natural gas produced by us;

•	the availability of capital on an economic basis, or at all, to fund our required payments under the First Amendment to our Second Amended and Restated Credit Agreement, as amended, our working capital needs, and drilling and leasehold acquisition programs, including through potential joint ventures and asset monetization transactions;

•	lower natural gas and oil prices negatively affecting our ability to borrow or raise capital or enter into joint venture arrangements, and potentially requiring accelerated repayment of amounts borrowed under our revolving credit facility;

•	declines in the values of our natural gas and oil properties resulting in write-downs;

•	the impact of the current financial crisis on our ability to raise capital;

•	a contraction in the demand for natural gas in the U.S. as a result of deteriorating general economic conditions;

•	the risk that lenders under our revolving credit facilities will default in funding borrowings as requested;

•	the ability and willingness of counterparties to our commodity derivative contracts, if any, to perform their obligations;

•	the ability and willingness of our joint venture partners to fund their obligations to pay a portion of our future drilling and completion costs;

•	expiration of oil and natural gas leases that are not held by production;

•	the timing, effects and success of our acquisitions, dispositions and exploration and development activities;

•	uncertainties in the estimation of proved reserves and in the projection of future rates of production;

•	timing, amount, and marketability of production;

•	third party curtailment, or processing plant or pipeline capacity constraints beyond our control;

•	our ability to find, acquire, develop, produce and market production from new properties;

•	the availability of borrowings under our credit facility;

•	effectiveness of management strategies and decisions;

•	the strength and financial resources of our competitors;

•	climatic conditions;

•	changes in the legal and/or regulatory environment and/or changes in accounting standards policies and practices or related interpretations by auditors or regulatory entities;

•	unanticipated recovery or production problems, including cratering, explosions, fires and uncontrollable flows of oil, gas or well fluids; and

•	our ability to fully utilize income tax net operating loss and credit carry-forwards.
          All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements above. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
PROSPECTUS SUMMARY
          The following is a summary of the pertinent information regarding this offering. This summary is qualified in its entirety by the more detailed information and financial statements and related notes incorporated by reference into this prospectus.
The Offering

Securities Offered	Up to 1,000,000 shares of our common stock offered by the selling stockholder named herein. The selling stockholder acquired 1,000,000 shares from Delta in a private transaction pursuant to a Severance Agreement between Delta and the selling stockholder, dated May 26, 2009.

Offering Price	The shares being offered pursuant to this prospectus are being offered by the selling stockholder from time to time at the then current market price.

Common Stock Outstanding	276,802,335 shares of common stock $.01 par value were outstanding as of June 25, 2009.

Dividend Policy	We do not anticipate paying dividends on our common stock in the foreseeable future.

Use of Proceeds	The shares offered pursuant to this prospectus are being sold by the selling stockholder and we will not receive any proceeds of the offering.
          See the description of our common stock contained in our Registration Statement on Form 10 filed with the Commission on September 9, 1987, as amended as described in our current report on Form 8-K filed with the Commission on February 3, 2006, for additional information regarding the common stock to be issued in the offering.
THE COMPANY
          We are a Denver, Colorado based independent oil and gas company engaged primarily in the exploration for, and the acquisition, development, production, and sale of, natural gas and crude oil. Our core areas of operation are the Rocky Mountain and Gulf Coast Regions, which comprise the majority of our proved reserves, production and long-term growth prospects. We have a significant drilling inventory that consists of proved and unproved locations, the majority of which are located in our Rocky Mountain development projects. At December 31, 2008, we had estimated proved reserves that totaled 884.4 Bcfe, of which 20.5% were proved developed. For the year ended December 31, 2008, we reported net production of 68.2 Mmcfe per day.

          As of December 31, 2008, our reserves were comprised of approximately 827.7 Bcf of natural gas and 9.5 Mmbbls of crude oil, or 93.6% gas on an equivalent basis. Approximately 95% of our proved reserves were located in the Rocky Mountains, 5% in the Gulf Coast and less than 1% in other locations. Our Piceance Basin properties contain nearly all of our proved undeveloped reserves. We expect that our drilling efforts and capital expenditures will continue to focus increasingly on the Rockies, where approximately 82% of our fiscal 2009 drilling budget is allocated and more than one-half of our undeveloped acreage is located. As of December 31, 2008, we controlled approximately 893,000 net undeveloped acres, representing approximately 97% of our total acreage position. We retain a high degree of operational control over our asset base, with an average working interest in excess of 85% (excluding our Columbia River Basin properties) as of December 31, 2008. This provides us with controlling interests in a multi-year inventory of drilling locations, positioning us to resume reserve and production growth through our drilling operations when commodity prices support such activity. We also have a controlling ownership interest in a drilling company that owns 18 drilling rigs primarily located in the Rocky Mountain Region. We concentrate our exploration and development efforts in fields where we have operational control and can apply our technical exploration and development expertise and accumulated experience.
          We were originally incorporated in 1984 and have been publicly held since 1987. Effective January 31, 2006, we changed our state of incorporation from Colorado to Delaware through a reincorporation merger.
          Our principal executive offices are located at 370 17th Street, Suite 4300, Denver, Colorado 80202. Our telephone number is (303) 293-9133. We also maintain a website at www.deltapetro.com, which contains information about us. Our website and the information contained in and connected to it are not a part of this prospectus.
RISK FACTORS
          An investment in the securities offered in this prospectus involves a high degree of risk. For a discussion of the factors you should carefully consider before deciding to purchase these securities, please consider the risk factors described in the documents we incorporate by reference, including those in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report for the quarterly period ended March 31, 2009. Also, please read “Cautionary Statement Regarding Forward-Looking Statements.”
USE OF PROCEEDS
          The proceeds from the sale of the shares of common stock offered pursuant to this prospectus will be received directly by the selling stockholder, and we will not receive any proceeds from the sale of these shares.
DETERMINATION OF OFFERING PRICE
          The shares registered herein are being sold by the selling stockholder, and not by us. Therefore, we expect that they will be sold at or about the market price as of the date of sale. Our common stock is traded on The NASDAQ Global Select Market® under the symbol “DPTR.” On June 25, 2009, the reported closing price for our common stock on The NASDAQ Global Select Market® was $1.96 per share.

SELLING STOCKHOLDER
          The selling stockholder acquired 1,000,000 shares from Delta in a private transaction pursuant to a Severance Agreement between Delta and the selling stockholder, dated May 26, 2009.
Selling Stockholder
          Set forth below is information regarding the name of, and number of shares of common stock owned by, the selling stockholder. Mr. Parker has a material relationship with us as he has served as our Chief Executive Officer and Chairman of our Board of Directors within the last three years.
          We cannot estimate the number of shares of common stock that will be held by the selling stockholder upon termination of the offering since it is possible that he may not sell any of the shares covered by this prospectus or may acquire or dispose of shares of our common stock not included in this prospectus. See “Plan of Distribution.”

	Shares				Shares
	Beneficially Owned				Beneficially Owned
	Prior to the Offering				After the Offering(2)
			Percent of	Shares Offered			Percent of
Selling Stockholder	Number		Class	Hereby	Number		Class
Roger A. Parker	1,569,228	(1)	*	1,000,000	1,569,228	(1)	*

*	Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.

(1)	Includes options to purchase 150,000 shares of Common Stock that are currently exercisable or exercisable within sixty (60) days of June 26, 2009.

(2)	Assumes that the selling stockholder named herein will sell all of the shares of common stock offered pursuant to this prospectus. We cannot assure you that the selling stockholder named herein will sell all or any of these shares.
PLAN OF DISTRIBUTION
          The Severance Agreement requires that we register under applicable securities laws the possible resale by Mr. Parker of the 1,000,000 shares of our common stock issued by us pursuant to such agreement. Therefore, we have prepared and filed this prospectus. However, we do not know when or whether any or all of these shares may be sold. We will not receive any proceeds from the sale of shares included in this prospectus. We will pay the registration, filing, listing and printing fees and our legal and accounting expenses in connection with this offering. We have agreed to maintain the effectiveness of this registration statement until the earlier of (i) November 27, 2010, or (ii) the date on which all of the shares covered by this prospectus may be resold by the selling stockholder without restrictions under Rule 144 promulgated under the Securities Act of 1933, as amended.
          The selling stockholder and his successors, which term includes transferees, pledgees or donees or his successors, may sell the common stock directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The selling stockholder may effect the distribution of the common stock in one or more of the following methods:
•	ordinary brokers’ transactions, which may include long or short sales;

•	transactions involving cross or block trades or otherwise on the open market;

•	purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts under this prospectus;

•	“at the market” to or through market makers or into an existing market for the common stock;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

•	any combination of the above, or by any other legally available means.
          In addition, the selling stockholder or his successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder or his successors in interest may also enter into option or other transactions with broker-dealers that require delivery by such broker-dealers of the common stock, which common stock may be resold thereafter under this prospectus.
          Brokers, dealers, underwriters or agents participating in the distribution of the common stock may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).
          Any securities covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under that Rule rather than under this prospectus.
          We cannot assure you that the selling stockholder will sell any or all of the shares of common stock offered by the selling stockholder.
          In order to comply with the securities laws of certain states, if applicable, the selling stockholder will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the selling stockholder may not sell the common stock unless the shares of common stock have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
          Persons participating in the distribution of our common stock offered by this prospectus may engage in transactions that stabilize the price of the common stock. The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of the common stock in the market and to the activities of the selling stockholder.
          We have not been advised of any selling arrangement at the date of this prospectus between the selling stockholder and any broker-dealer or agent. We will not receive any of the proceeds from the sale of the shares by the selling stockholder.

DESCRIPTION OF COMMON STOCK
          We are authorized to issue 300,000,000 shares of common stock, par value $0.01 per share. As of June 25, 2009, there were 276,802,335 shares of common stock outstanding.
Dividend Rights
          Holders of our common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company.
Voting Rights
          Holders of our common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than one-third of the shares entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.
Election of Directors
          Directors hold office until the next annual meeting of stockholders and are eligible for reelection at such meeting. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors. In addition, pursuant to the Company Stock Purchase Agreement that we entered into with Tracinda Corporation on December 29, 2007, Tracinda Corporation has certain rights, including the right to designate a number of nominees for election to serve on our Board of Directors equal to its pro rata share of ownership of our common stock multiplied by the number of directors on the Board.
Liquidation
          In the event of any liquidation, dissolution or winding up of Delta, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.
Redemption
          Delta’s common stock is not redeemable or convertible.
Other Provisions
          The common stock offered by this prospectus has been duly and validly authorized by the Company, duly and validly issued, and is fully paid and non-assessable.
          This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Delaware law, our certificate of incorporation and bylaws, as amended, because they, and not this description, define your rights as a holder of our common stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
LEGAL MATTERS
          Davis Graham & Stubbs LLP of Denver, Colorado has provided its opinion on the validity of the common stock offered by this prospectus.

EXPERTS
          The consolidated financial statements of Delta Petroleum Corporation as of December 31, 2008 and 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated herein and in the registration statement in reliance on the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2008 consolidated financial statements contains an explanatory paragraph that states that the Company has suffered recurring losses from operations, has a working capital deficiency and was not in compliance with its debt covenants as of December 31, 2008, which raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The audit report refers to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109, effective January 1, 2007. The audit report also refers to the adoption of FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) and FASB No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51, effective January 1, 2009, which have been applied retrospectively in these consolidated financial statements.
          Estimates of the oil and natural gas reserves and present values as of December 31, 2008, December 31, 2007, and December 31, 2006 were prepared by Ralph E. Davis Associates, Inc., our independent reserve engineers, and have been incorporated in this prospectus by reference to the Annual Report on Form 10-K of Delta Petroleum Corporation for the year ended December 31, 2008, as amended by Current Report on Form 8-K dated May 5, 2009.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
          The following sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts set forth below, other than the Commission registration fee are estimates.

SEC Registration Fee	$105
Legal Fees and Expenses*	$5,000
Accountants Fees and Expenses*	$5,000
Transfer and Disbursement Agent Fees*	$1,000
Printing Costs*	$0
Total	$11,105

*	Estimated solely for the purposes of this Item. Actual expenses may vary.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
          Delta Petroleum Corporation is incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Our certificate of incorporation and bylaws, as amended, provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
          Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation contains such a provision.
          The above discussion of our certificate of incorporation, bylaws and Sections 102(b)(7) and 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws and statutes.

          We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of Delta Petroleum Corporation.
ITEM 16. EXHIBITS.

Exhibit No.	Description
5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
23.3	Consent of Ralph E. Davis Associates, Inc.
24	Power of Attorney (included in signature page)
ITEM 17. UNDERTAKINGS
(a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that:
(B)	paragraphs (a)(1)(i) and (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 26, 2009.

DELTA PETROLEUM CORPORATION

By:	/s/ John R. Wallace

Name:	John R. Wallace
Title:	President
Power of Attorney
Each of the undersigned hereby constitutes and appoints John R. Wallace, Kevin K. Nanke and Stanley F. Freedman, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Delta Petroleum Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John R. Wallace John R. Wallace	President and Chief Operating Officer (principal executive officer) and Director	June 26, 2009

/s/ Kevin K. Nanke Kevin K. Nanke	Chief Financial Officer and Treasurer (principal financial and accounting officer)	June 26, 2009

/s/ Daniel J. Taylor	Chairman of the Board and Director	June 26, 2009

Daniel J. Taylor

Signature	Title	Date

	Director	June 26, 2009

Hank Brown

/s/ Kevin R. Collins	Director	June 26, 2009

Kevin R. Collins

/s/ Jerrie Eckleberger	Director	June 26, 2009

Jerrie F. Eckelberger

/s/ Jean-Michel Fonck	Director	June 26, 2009

Jean-Michel Fonck

/s/ Aleron H. Larson, Jr.	Director	June 26, 2009

Aleron H. Larson, Jr.

/s/ Russell S. Lewis	Director	June 26, 2009

Russell S. Lewis

/s/ Anthony Mandekic	Director	June 26, 2009

Anthony Mandekic

	Director	June 26, 2009

James J. Murren

	Director	June 26, 2009

Jordan R. Smith

	Director	June 26, 2009

James B. Wallace

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
23.3	Consent of Ralph E. Davis Associates, Inc.
24	Power of Attorney (included in signature page)